Exhibit 99.1
PRESS RELEASE
For information contact:

Jim Storey Director, Investor Relations 704-973-7107	Meaghan Repko Joele Frank, Wilkinson Brimmer Katcher 212-355-4449
HORIZON LINES SUCCESSFULLY AMENDS CREDIT AGREEMENT
AND EXTENDS CONSENT SOLICITATION FOR ITS 4.25%
CONVERTIBLE SENIOR NOTES DUE 2012
CHARLOTTE, NC (March 11, 2011) — Horizon Lines, Inc. (NYSE: HRZ) today announced that it has entered into a credit agreement amendment with its lender group, effective March 9, 2011, providing the company with additional flexibility as it moves forward with its overall debt refinancing efforts.
The amendment waives a default under the senior credit facility that would have arisen from the $45 million fine that the company has agreed to pay to settle the Department of Justice investigation, upon acceptance of the Plea Agreement by the United States District Court for the District of Puerto Rico. The amendment also adjusts the two financial covenants of the credit facility, providing relief from potential noncompliance under those covenants.
“We very much appreciate the support of our lender group and recognize that the amended credit agreement is a vote of confidence in the future of our company,” said Michael T. Avara, Executive Vice President and Chief Financial Officer. “This amendment allows Horizon Lines to effect the Plea Agreement with the Department of Justice without triggering a judgment default under the credit facility, and it provides additional financial covenant flexibility as we pursue a comprehensive refinancing of our existing capital structure.”
As consideration for the amendment and waiver, Horizon Lines has agreed to a pricing increase of 2.50% per annum under the credit facility, an amendment fee of $0.5 million, as well as a reduction in the letter of credit commitment from $50 million to $20 million and in the swingline commitment from $20 million to $5 million. Horizon Lines also has agreed to other changes in the credit facility, including, but not limited to, an agreement not to issue a dividend, and certain reporting obligations. A copy of the credit agreement amendment is included as an exhibit to a current report on Form 8-K that Horizon Lines is filing with the SEC on March 11, 2011.
“This credit agreement amendment represents another significant step towards a comprehensive refinancing of our capital structure,” said Charles. G. Raymond, Chairman, President and Chief Executive Officer. “It is the fruition of much hard work and I commend both our lender group and the Horizon management team for their collaboration in delivering this amendment in a timely manner.”
Stephen H. Fraser, incoming President and Chief Executive Officer, stated: “Together with our advisors, we expect to soon commence broader constructive refinancing discussions. We are confident that these discussions will result in a financially stronger company that is better-positioned for the long-term. We anticipate completing the refinancing process in the second or third quarter of 2011.”

Extension of Consent Solicitation
As previously disclosed, Horizon Lines commenced a consent solicitation on March 1, 2011 with respect to its 4.25% Convertible Senior Notes due 2012 (the “Notes”) seeking a waiver of certain defaults or events of default under the indenture governing the convertible senior notes that would have arisen from the $45 million fine that the company has agreed to pay to settle the Department of Justice investigation, upon acceptance of the Plea Agreement by the United States District Court for the District of Puerto Rico. At the request of certain noteholders, the company will extend the deadline for the consent solicitation until 5:00 pm EST on March 24, 2011 (such time and date, as may be extended, the “Consent Date”). The consent solicitation, the terms of which remain unchanged from those set forth in the Consent Solicitation Statement dated March 1, 2011, and the related Letter of Consent, was previously set to expire on March 10, 2011.
“We look forward to engaging with Horizon in a constructive dialogue to address both the issues which are the subject of the consent solicitation and long-term capital structure issues,” said David Hilty, Managing Director at Houlihan Lokey, financial advisor to certain holders of Horizon’s 4.25% Convertible Notes. “We are optimistic that we will be able to consensually resolve these issues, which we expect will position the company for long-term success.”
In connection with the considerable time and effort required to address the credit agreement amendment and consent solicitation process, and the additional time required to complete the analysis of the company’s financial position and Form 10-K disclosures related to these efforts, Horizon Lines intends to file a Form 12b-25 notification with the Securities and Exchange Commission, extending the deadline for filing its Form 10-K annual report by 15 days. The company now plans to file its Form 10-K on or before March 28, 2011.
Horizon Lines has engaged Moelis & Company to act as solicitation agent and i-Deal, LLC to act as information and tabulation agent for the consent solicitation. Requests for documents may be directed to i-Deal, LLC at (888) 593-9546 (toll free) or (212) 849-5000 (collect). Questions regarding the consent solicitation may be directed to Moelis & Company at (212) 883-3813 or (212) 883-3544.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The consent solicitation is only being made pursuant to the terms of the Consent Solicitation Statement, dated March 1, 2011, and the related Letter of Consent. The consent solicitation is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the company, the solicitation agent, the information agent or their respective affiliates is making any recommendation as to whether or not holders should deliver their consent to the proposed waiver.
About Horizon Lines
Horizon Lines, Inc., is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia, and Puerto Rico. The company provides express trans-Pacific service between the U.S. West Coast and the ports of Ningbo and Shanghai in China, manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.

Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will”, “seeking,” “scheduled,” “expects,” “anticipates” and similar expressions or phrases identify forward-looking statements.
See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 20, 2009, and in our Form 10-Q for the fiscal quarter ended June 20, 2010, as filed with the SEC, for a more complete discussion of the above mentioned risks and uncertainties that may affect us. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
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